                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Definitive Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CELL GENESYS, INC.
                          SOMATIX THERAPY CORPORATION
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:)

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                              CELL GENESYS, INC.
                              342 LAKESIDE DRIVE
                         FOSTER CITY, CALIFORNIA 94404

Dear Stockholder:

  Accompanying this letter is a Supplement (the "Supplement") to the Joint Proxy Statement (the "Joint Proxy Statement") of Cell Genesys, Inc. ("Cell Genesys") and Somatix Therapy Corporation ("Somatix") dated April 30, 1997, which Joint Proxy Statement relates to the proposed merger of S Merger Corp., a wholly owned subsidiary of Cell Genesys, with and into Somatix (the "Merger"). The Supplement contains information concerning the availability of appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL") to the holders of shares of series A-1 and A-2 and series B-1 preferred stock of Somatix (together, the "Somatix Preferred Stock") that was inadvertently omitted from the Joint Proxy Statement. The Supplement should be read in conjunction with the Joint Proxy Statement.

  The appraisal rights described in the Supplement apply solely to holders of shares of Somatix Preferred Stock. Holders of shares of Cell Genesys Common Stock and Somatix Common Stock do not have appraisal rights under the DGCL in connection with the Merger, as previously described in the Joint Proxy Statement .

  You are urged to read carefully the Joint Proxy Statement as well as the Supplement for more detailed information concerning Cell Genesys, Somatix and the Merger.

  A new proxy card is included with the enclosed Supplement. If you have not already returned the proxy card that was included in the Joint Proxy Statement, or if you previously returned the proxy card and wish to change the manner in which your shares are voted, please sign and date the enclosed proxy card and return it as soon as possible in the enclosed postage pre-paid, self-addressed envelope. If you have previously returned the proxy card included in the Joint Proxy Statement and do not wish to change the manner in which your shares are voted, you do not need to return the enclosed proxy card.

                                          Very truly yours,


                                          /s/ Stephen A. Sherwin, M.D.
                                          --------------------------------
                                          Stephen A. Sherwin, M.D.
                                          Chairman of the Board, President
                                             and Chief Executive Officer

May 12, 1997

                          SOMATIX THERAPY CORPORATION
                          950 MARINA VILLAGE PARKWAY
                           ALAMEDA, CALIFORNIA 94501

Dear Stockholder:

  Accompanying this letter is a Supplement (the "Supplement") to the Joint Proxy Statement (the "Joint Proxy Statement") of Cell Genesys, Inc. ("Cell Genesys") and Somatix Therapy Corporation ("Somatix") dated April 30, 1997, which Joint Proxy Statement relates to the proposed merger of S Merger Corp., a wholly owned subsidiary of Cell Genesys, with and into Somatix (the "Merger"). The Supplement contains information concerning the availability of appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL") to the holders of shares of series A-1 and A-2 and series B-1 preferred stock of Somatix (together, the "Somatix Preferred Stock") that was inadvertently omitted from the Joint Proxy Statement. The Supplement should be read in conjunction with the Joint Proxy Statement.

  The appraisal rights described in the Supplement apply solely to holders of shares of Somatix Preferred Stock. Holders of shares of Cell Genesys Common Stock and Somatix Common Stock do not have appraisal rights under the DGCL in connection with the Merger, as previously described in the Joint Proxy Statement.

  You are urged to read carefully the Joint Proxy Statement as well as the Supplement for more detailed information concerning Cell Genesys, Somatix and the Merger.

  A new proxy card is included with the enclosed Supplement. If you have not already returned the proxy card that was included in the Joint Proxy Statement, or if you previously returned the proxy card and wish to change the manner in which your shares are voted, please sign and date the enclosed proxy card and return it as soon as possible in the enclosed postage pre-paid, self-addressed envelope. If you have previously returned the proxy card included in the Joint Proxy Statement and do not wish to change the manner in which your shares are voted, you do not need to return the enclosed proxy card.

                                          Very truly yours,


                                          /s/ David W. Carter
                                          --------------------------------
                                          David W. Carter
                                          Chairman of the Board, President
                                             and Chief Executive Officer

May 12, 1997

                              CELL GENESYS, INC.

                                      AND

                          SOMATIX THERAPY CORPORATION

           SUPPLEMENT TO JOINT PROXY STATEMENT DATED APRIL 30, 1997

                               ----------------

  This Supplement (the "Supplement") to the Joint Proxy Statement dated April 30, 1997 (the "Joint Proxy Statement") of Cell Genesys, Inc. ("Cell Genesys") and Somatix Therapy Corporation ("Somatix") supplements certain information contained in the Joint Proxy Statement with regard to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware (the "General Corporation Law") in connection with the Merger described therein. This Supplement is being furnished to stockholders of Cell Genesys and Somatix in connection with the solicitation of proxies by the board of directors of each of Cell Genesys and Somatix for use at (i) the annual meeting of stockholders of Cell Genesys to be held on Friday, May 30, 1997 and (ii) the special meeting of stockholders of Somatix to be held on Friday, May 30, 1997. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Joint Proxy Statement. This supplement contains additional information related to the Merger and should be read in conjunction with the Joint Proxy Statement.

  This Supplement and the accompanying form of proxy is first being mailed to stockholders of Cell Genesys and Somatix on or about May 13, 1997.

                               ----------------

THE  SECURITIES TO  BE  ISSUED  PURSUANT TO  THE  PROSPECTUS  INTO WHICH  THIS
 SUPPLEMENT  IS  INCORPORATED   BY  REFERENCE  HAVE  NOT   BEEN  APPROVED  OR
 DISAPPROVED  BY  THE  SECURITIES  AND   EXCHANGE  COMMISSION  OR  ANY  STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
   SUCH  PROSPECTUS.  ANY REPRESENTATION  TO  THE  CONTRARY  IS A  CRIMINAL
   OFFENSE.

                               ----------------

                 The date of this Supplement is May 12, 1997.

  This Supplement provides new and updated information regarding the availability of appraisal rights under Section 262 of the General Corporation Law in connection with the Merger. The statements made under the heading "Appraisal Rights" on pages 8 and 46 of the Joint Proxy Statement with respect to the appraisal rights of holders of Somatix Common Stock and Cell Genesys Common Stock are unaffected by this Supplement. However, the statements made under the heading "Appraisal Rights" on pages 8 and 46 of the Joint Proxy Statement with respect to the appraisal rights of holders of shares of series A-1 and series A-2 preferred stock and series B-1 preferred stock of Somatix (collectively, the "Somatix Preferred Stock") are hereby revised to reflect the availability of appraisal rights to such holders under Section 262. The holder of the series B-1 preferred stock of Somatix has indicated that it may exercise appraisal rights under Section 262 in connection with the Merger.

  The text under the heading "Appraisal Rights" on pages 8 and 46 of the Joint Proxy Statement is hereby replaced in its entirety with the following two paragraphs:

    Holders of Somatix Common Stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the "General Corporation Law") in connection with the Merger because the Somatix Common Stock was designated as a national market system security on The Nasdaq National Market on the Somatix Record Date and the shares of Cell Genesys Common Stock to be issued pursuant to the Merger will be designated as national market system securities on The Nasdaq National Market at the Effective Time. Holders of Cell Genesys Common Stock are not entitled to appraisal rights under Section 262 of the General Corporation Law in connection with the Merger because Cell Genesys is not a constituent corporation in the Merger.

    Holders of record on the Somatix Record Date of shares of series A-1 and series A-2 preferred stock and series B-1 preferred stock of Somatix (collectively, the "Somatix Preferred Stock") who do not vote in favor of the Merger and who properly demand appraisal of their shares are entitled to appraisal rights under Section 262 of the General Corporation Law in connection with the Merger. Under
  Section 262 of the General Corporation Law, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting of stockholders of Somatix, a company, not less than 20 days prior to such meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in each such notice a copy of Section 262. The required notice, including a copy of the applicable statutory provisions, was sent to the holders of shares of Somatix Preferred Stock on May 9, 1997. Any holder of record of shares of Somatix Preferred Stock who wishes to exercise appraisal rights should carefully review Section 262 because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the General Corporation Law.

  As a result of these revisions and notwithstanding the text of the Merger Agreement, shares of Somatix Preferred Stock issued and outstanding immediately prior to the Effective Time held by holders (if any) who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Section 262 of the General Corporation Law (the "Dissenting Shares") shall not be converted as described in Section 3.01(b) or 3.01(c) of the Merger Agreement, as the case may be, but holders of such shares of Somatix Preferred Stock shall be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262, except that Dissenting Shares held by a holder who shall thereafter withdraw such demand for appraisal of such shares or lose the right to appraisal as provided in Section 262 of the General Corporation Law shall thereupon be deemed to have been converted, at the Effective Time, as described in Section 3.01(b) or (c) of the Merger Agreement, as the case may be.

  The disclosure in the Joint Proxy Statement is further supplemented as follows:

  THE FOLLOWING DISCUSSION OF APPRAISAL RIGHTS IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW. EXCEPT AS SET FORTH HEREIN, HOLDERS OF SHARES OF SOMATIX PREFERRED STOCK WILL NOT BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

  Under the General Corporation Law, record holders of shares of Somatix Preferred Stock who follow the procedures set forth in Section 262 and who have not voted the shares as to which appraisal is sought in favor of the Merger will be entitled to have such shares of Somatix Preferred Stock which were voted against the Merger or which abstained appraised by the Delaware Court of Chancery and to receive payment (in cash or such other form of consideration as may be determined by the Delaware Court of Chancery) of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

  A holder of shares of Somatix Preferred Stock wishing to exercise appraisal rights must deliver to Somatix, before the vote on the Merger at the Somatix Special Meeting, a written demand for appraisal of such holders' shares of Somatix Preferred Stock and must not vote for the Merger. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the Merger, a holder of shares of Somatix Preferred Stock who votes by proxy and who wishes to exercise his or her appraisal rights must, as to any shares of Somatix Preferred Stock held, (i) vote such shares against the Merger or (ii) abstain from voting such shares on the Merger. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, a holder of shares of Somatix Preferred Stock wishing to exercise appraisal rights must hold of record such shares of Somatix Preferred Stock on the date the written demand for appraisal is made and must continue to hold such shares of Somatix Preferred Stock until the Effective Time. If a holder of shares of Somatix Preferred Stock fails to comply with any of these conditions and the Merger becomes effective, such holder will be entitled to receive the consideration receivable with respect to such shares in the absence of a valid assertion of appraisal rights in accordance with the Merger Agreement.

  Only a holder of record of shares of Somatix Preferred Stock is entitled to assert appraisal rights for the shares of Somatix Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates, and must state that the holder intends thereby to demand appraisal of his or her shares.

  If shares of Somatix Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of Somatix Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners. A record holder, such as a broker who holds shares of Somatix Preferred Stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Somatix Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Somatix Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Somatix Preferred Stock as to which appraisal is sought and where no number of shares of Somatix Preferred Stock is expressly mentioned the demand will be presumed to cover all shares of Somatix Preferred Stock held in the name of the record owner. Stockholders who hold their shares of Somatix Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  All written demands for appraisal of shares of Somatix Preferred Stock should be delivered to Somatix Therapy Corporation, 950 Marina Village Parkway, Alameda, California 94501, Attention: Edward O. Lanphier, Secretary, so as to be received before the vote on the approval and adoption of the Merger at the Somatix Special Meeting.

  Within 10 days after the Effective Time, Somatix, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section
262. Within 120 days after the Effective Time, but not thereafter, Somatix or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her shares of Somatix Preferred Stock. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of Somatix Preferred Stock. Holders of Somatix Preferred Stock seeking to exercise appraisal rights should assume that Somatix will not file a petition with respect to the appraisal of the value of shares of Somatix Preferred Stock and that Somatix will not initiate any negotiations with respect to the "fair value" of shares of Somatix Preferred Stock. Accordingly, holders of shares of Somatix Preferred Stock who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

  Within 120 days after the Effective Time, any record holder of shares of Somatix Preferred Stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from Somatix a statement setting forth the aggregate number of shares of Somatix Preferred Stock not voted in favor of the Merger and with respect to which demands for appraisal were received by Somatix, and the number of holders of such shares of Somatix Preferred Stock. Such statement must be mailed within ten days after the written request therefore has been received by Somatix or within ten days after expiration of the time for delivery of demands for appraisal under
Section 262, whichever is later.

  If a petition for an appraisal is timely filed by a holder of shares of Somatix Preferred Stock and a copy thereof is served upon Somatix, Somatix will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of Somatix Preferred Stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of Somatix Preferred Stock who have complied with
Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Somatix Preferred Stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

  After determining the holders of Somatix Preferred Stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of Somatix Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Somatix Preferred Stock considering seeking appraisal should be aware that the fair value of their shares of Somatix Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise have received in the Merger if they did not seek appraisal of their shares of Somatix Preferred Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Somatix Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Somatix Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Somatix Preferred Stock entitled to appraisal.

  Any stockholder of Somatix who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares of Somatix Preferred Stock for any purpose nor, after the Effective Time, be entitled to the payment of dividends or other distributions thereon (except dividends or other distributions payable to holders of record as of a date prior to the Effective Time).

  If no petition for an appraisal is filed within the time provided, or if a holder of Somatix Preferred Stock delivers to Somatix a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger within 60 days after the Effective Time or with the written approval of Somatix thereafter, then the right of such stockholder to an appraisal will cease and such holder shall be entitled to receive the Merger consideration pursuant to the Merger Agreement, without interest, as if he or she had not demanded appraisal of his or her shares of Somatix Preferred Stock. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any holder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

  HOLDERS OF SOMATIX PREFERRED STOCK DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE GENERAL CORPORATION LAW. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE GENERAL CORPORATION LAW (IN WHICH EVENT A HOLDER WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION IN ACCORDANCE WITH THE MERGER AGREEMENT).

              STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

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                                                                     1163-PSS-97
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                                                                     0522-PSS-97